UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2021

Alight, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39299	86-1849232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Overlook Point

Lincolnshire, IL 60069

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (224) 737-7000

1701 Village Center Circle

Las Vegas, NV 89134

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock	ALIT.WS	New York Stock Exchange

Introductory Note

The Business Combination

On July 2, 2021 (the “Closing Date”), Foley Trasimene Acquisition Corp., a Delaware corporation n/k/a Alight Group, Inc. (“FTAC”), completed its previously announced business combination transaction (the “Business Combination”) contemplated by the Amended and Restated Business Combination Agreement (the “Business Combination Agreement”), dated as of April 29, 2021, by and among FTAC, Tempo Holding Company, LLC, a Delaware limited liability company n/k/a Alight Holding Company, LLC (“Tempo”), Alight, Inc., a Delaware corporation (“Alight”), Acrobat SPAC Merger Sub, Inc., a Delaware corporation (“FTAC Merger Sub”), Acrobat Merger Sub, LLC, a Delaware limited liability company (“Tempo Merger Sub”), Acrobat Blocker 1 Corp., Acrobat Blocker 2 Corp., Acrobat Blocker 3 Corp. and Acrobat Blocker 4 Corp., each of which is a Delaware corporation (the “Blocker Merger Subs”), Tempo Blocker I, LLC, a Delaware limited liability company (“Tempo Blocker 1”), Tempo Blocker II, LLC, a Delaware limited liability company (“Tempo Blocker 2”), Blackstone Tempo Feeder Fund VII, L.P., a Delaware limited partnership (“Tempo Blocker 3”), New Mountain Partners IV Special (AIV-E2), L.P., a Delaware limited partnership (“Tempo Blocker 4” and, together with Tempo Blocker 1, Tempo Blocker 2, Tempo Blocker 3 and Tempo Blocker 4, the “Tempo Blockers”) and New Mountain Partners IV Special (AIV-E), L.P., a Delaware limited partnership.

On the Closing Date, pursuant to the Business Combination Agreement, among other things, (i) FTAC Merger Sub merged with and into FTAC, with FTAC being the surviving corporation in the merger and becoming a subsidiary of Alight (the “FTAC Merger”) and being renamed Alight Group, Inc. (in such capacity, the “FTAC Surviving Corporation”), (ii) Tempo Merger Sub merged with and into Tempo, with Tempo being the surviving company in the merger (the “Tempo Merger”), becoming a subsidiary of Alight and being renamed Alight Holding Company, LLC (in such capacity, “Alight Holdings”) and (iii) each of the Blocker Merger Subs merged with and into the correspondingly numbered Tempo Blocker, with the applicable Tempo Blocker being the surviving entity in such mergers (in such capacity, the “Alight Blockers”). As a result of the Business Combination, and by virtue of such series of mergers and related transactions, the combined company is now organized in an “Up-C” structure, in which substantially all of the assets and business of Alight are held by Alight Holdings, of which Alight is the managing member pursuant to the terms of the Second Amended and Restated Limited Liability Company Agreement of Alight Holdings (the “Alight Holdings Operating Agreement”) that went into effect upon the completion of the Business Combination (as described below).

Capitalized terms not otherwise defined herein have the meaning set forth in FTAC’s definitive proxy statement and Alight’s final prospectus filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) in connection with the Business Combination on June 4, 2021 (the “Proxy Statement/Prospectus”).

Alight Capital Structure

As a result of the Business Combination and pursuant to the Amended and Restated Certificate of Incorporation of Alight (the “Alight Charter”), Alight’s capital stock is now comprised of: (i) Class A common stock, par value $0.0001 per share (the “Alight Class A common stock”), which is traded on the New York Stock Exchange (the “NYSE”), (ii) Class B-1 common stock, par value $0.0001 per share (the “Alight Class B-1 common stock”), (iii) Class B-2 common stock, par value $0.0001 per share (the “Alight Class B-2 common stock”), (iv) Class B-3 common stock, par value $0.0001 per share, no shares of which are issued or outstanding, (v) Class V common stock, par value $0.0001 per share (the “Alight Class V Common Stock”), which are issued to holders of Class A Units of Alight Holdings (“Class A Units”) and provide voting rights in Alight and (vi) and preferred stock, which may be issued in from time to time by the board of directors of Alight (the “Alight Board”). The rights, powers, preferences and privileges of Alight’s capital stock are described in more detail in the Proxy Statement/Prospectus (as defined below) under the sections titled “Description of the Company’s Securities” and “Comparison of Stockholders’ Rights”.

Consideration

Pursuant to the terms of the Business Combination Agreement, at the effective time of the FTAC Merger (the “FTAC Effective Time”), the 119,298,699 shares of FTAC’s Class A common stock, par value $0.0001 per share, issued and outstanding (after giving effect to redemptions and the closing of the transactions contemplated by FTAC’s forward purchase agreements) and 23,287,500 shares of FTAC’s Class B common stock, par value $0.0001 per share, issued and outstanding (after giving effect to certain forfeitures thereof) were automatically converted into shares of Alight Class A common stock on a one-for-one basis (or an aggregate of 142,586,199 shares of Alight Class A common stock). In addition, at the FTAC Effective Time, each FTAC warrant that was outstanding immediately prior to the FTAC Effective Time, each of which entitled the holder thereof to purchase one share of FTAC Class A Common Stock at a price of $11.50 per share (each, an “FTAC Warrant”) was, pursuant to the Business Combination Agreement and in accordance with the Warrant Agreement and the Warrant Assumption Agreement (each as defined below), automatically and irrevocably modified and exchanged for a warrant to purchase the same number of share(s) of Alight Class A common stock on the same terms and otherwise pursuant to the Warrant Agreement.

Pursuant to the terms of the Business Combination Agreement, the aggregate consideration payable in the Business Combination to the holders of units of Tempo and the holders of equity interests in the Tempo Blockers was: (i) approximately $1.016 billion in cash, (ii) a number of shares of Alight Class A Common Stock and Class A Units of Alight Holdings (together with an equal number of shares of Alight Class V common stock) in the aggregate equal to 226,663,750, (iii) a number of shares of Alight Class B-1 common stock and Class B-1 Units of Alight Holdings (“Class B-1 Units”) in the aggregate equal to 7,500,000 and (iv) a number of shares of Alight Class B-2 common stock and Class B-2 Units of Alight Holdings (“Class B-2 Units”) in the aggregate equal to 7,500,000, which consideration was allocated among such holders pursuant to the allocation schedule provided by Tempo pursuant to the Business Combination Agreement.

The description of the Business Combination Agreement, the Business Combination and related transactions in this Current Report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Business Combination Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The Business Combination Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about FTAC, Alight, Tempo or any other party to the Business Combination Agreement or any related agreement or transaction.

Item 1.01.	Entry into Material Definitive Agreement.

Warrant Assumption Agreement

In connection with the completion of the Business Combination, Alight entered into a Warrant Assumption Agreement, dated as of July 2, 2021, by and among FTAC, Alight and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”, and such agreement, the “Warrant Assumption Agreement”). Pursuant to the Warrant Assumption Agreement, at the effective time of the FTAC Merger (the “FTAC Effective Time”), FTAC assigned to Alight, and Alight assumed, all of FTAC’s rights and obligations under the Warrant Agreement, dated as of May 29, 2020, by and between FTAC and Continental, as warrant agent (as so assigned and assumed, the “Warrant Agreement”), including the obligation to issue shares of Alight Class A Common Stock upon the exercise of any warrants pursuant thereto.

The foregoing description of the Warrant Assumption Agreement does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Warrant Assumption Agreement, which is attached hereto as Exhibit 4.13 and is incorporated herein by reference.

Second Amended and Restated Limited Liability Company Agreement

On the Closing Date, pursuant to the Business Combination Agreement and in connection with the Tempo Merger, the existing amended and restated limited liability company agreement of Tempo was amended and restated in its entirety to become the Second Amended and Restated Limited Liability Company Agreement of Alight Holding Company, LLC.

Pursuant to the Alight Holdings Operating Agreement, the limited liability company interests of Alight Holdings (the “Alight Holdings Units”) were recapitalized to generally mirror the shares of capital stock of Alight as follows:

Rights of the Class A Units

The Class A Units of Alight Holdings are entitled to share in the profits and losses of Alight Holdings. Any distributions, as and if declared by Alight, will be made pro rata among the holders of Class A Units (other than any unvested Class A Units). The Class A Units have no voting rights and are exchangeable for shares of Alight Class A common stock as described below.

Rights of the Class B Units

The Class B Units of Alight Holdings are not entitled to share in any profits or losses of Alight Holdings and have no voting rights or rights to distributions. The Class B-1 Units and Class B-2 Units will vest and automatically convert into and be exchanged for Class A Units (together with the payment of a dividend catch-up payment as described below) upon the satisfaction of vesting conditions tied to the stock price of the Alight Class A Common Stock (or in connection with a change of control or liquidation of Alight that implies such a stock price). If any of the Class B Units do not vest on or before the seventh anniversary of the Closing Date, such units will be automatically forfeited and cancelled for no consideration, and will not be entitled to receive any Dividend Catch-Up Payments.

Rights of the Class C Units

The Class C Units of Alight Holdings (the “Class C Units”) are not entitled to share in any profits or losses of Alight Holdings and have no voting rights or rights to distributions (other than tax distributions). The holders of Class C Units will have the right to cause Alight Holdings to exchange all or a portion of their Class C Units for cash or shares of Alight Class A common stock as described below.

Rights of the Class Z Units

The Class Z Units of Alight Holdings, which are separated into three subclasses of units (Class Z-A Units, Class Z-B-1 Units and Class Z-B-2 Units) and function solely as tracking units with respect to a portion of the consideration paid in connection with the Business Combination to certain members of Alight management in respect of their unvested Tempo equity awards in order to allow the re-allocation of such consideration to certain other pre-Closing equityholders of Tempo and the Tempo Blockers to the extent the unvested management equity is forfeited, are initially unvested and are not entitled to share in any profits or losses of Alight Holdings and do not have any voting rights or rights to distributions. In the event that any Alight Class A common stock or Alight Class B-1 or Alight B-2 common stock is forfeited by management under the terms of the applicable award agreement, an equivalent portion of the unvested shares of Alight Class Z-A common stock and Class Z-A Units, in the aggregate, or Alight Class Z-B-1 or Alight Class Z-B-2 common stock and Class Z-B-1 or Class Z-B-2 Units, in the aggregate, will vest, with such vested portion being allocated among the holders of Alight Class Z common stock and Class Z Units based on the allocation principles under the Business Combination Agreement.

Proportionality of Interests

The Alight Holdings Operating Agreement contains provisions which require that a one-to-one ratio is maintained between each class of Alight Holdings Units held by Alight and its subsidiaries (including the FTAC Surviving Corporation and the Alight Blockers, but excluding subsidiaries of Alight Holdings) and the number of outstanding shares of the corresponding class of Alight common stock, subject to certain exceptions (including in respect of management equity in the form of options, rights or other securities which have not been converted into or exercised for Alight common stock). In addition, the Alight Holdings Operating Agreement permits Alight, in its capacity as the managing member of Alight Holdings, to take actions to maintain such ratio, including undertaking stock splits, combinations, recapitalizations and exercises of the exchange rights of holders of Alight Holdings Units.

Alight, as the managing member of Alight Holdings, has the authority to create new equity interests in Alight Holdings and establish the rights and privileges of such interests.

Management

Alight was appointed and admitted as the managing member of Alight Holdings upon the effective time of the Tempo Merger (the “Tempo Effective Time”). Alight, as the managing member of Alight Holdings, has the sole authority to manage Alight Holdings in accordance with the Alight Holdings Operating Agreement and applicable law. No other member of Alight Holdings has the right to participate in or have any control over the business of Alight Holdings, and except for certain limited consent rights set forth in the Alight Holdings Operating Agreement, no member other than Alight (in its capacity as the managing member) has any right to vote on any matter involving Alight Holdings. The managing member solely manages the business, property and affairs of Alight Holdings, and the managing member cannot be removed or replaced except by the incumbent managing member.

Distributions

The Alight Holdings Operating Agreement permits distributions at such time and on such terms as determined by Alight in its capacity as managing member. Any such distributions must be made on a pro rata basis only to holders of Class A Units (other than the any unvested Class A Units), except that holders of Class C Units may receive tax distributions (as described below) and holders of Class B Units are entitled to receive a “Distribution Catch-Up Payment” from Alight Holdings upon the conversion of such Class B Units into Class A Units (as described above), in an aggregate amount equal to the amount of any distributions (other than tax distributions) that have been paid to holders of Class A Units during the period from the Tempo Effective Time through the date prior to the date on which the Class B Units were converted into Class A Units.

As described under “Rights of Class Z Units” in the section of the Proxy Statement/Prospectus titled “Proposal No. 1—The Business Combination Proposal—Certain Agreements Related to the Business Combination—The Alight Holdings Operating Agreement”, holders of Class Z Units will only be entitled to receive certain payments due upon a “Class Z-A Vesting Event,” a “Class Z-B-1 Vesting Event” or a “Class Z-B-2 Vesting Event” (each as defined in the Proxy Statement/Prospectus), when and if payable thereunder. The Alight Holdings Operating Agreement also provides for pro rata quarterly tax distributions with respect to Class A Units, based upon an agreed-upon formula that, in general, calculates the amount of pro rata tax distributions that would be necessary to enable the holder allocated the highest proportionate amount of taxable income of Alight Holdings to pay its income taxes in respect of such allocated income. The formula is subject to certain customary assumptions and adjustments, including, among other things, using an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate prescribed for an individual (or, if greater, a corporation) resident in New York, New York at the time of such distribution, disregarding certain unitholder-specific tax basis adjustments, and assuming that all available foreign tax credits and research and development credits will be utilized. Tax distributions may also be paid to holders of Class C Units, except that they shall be paid only once annually and shall generally be limited to the taxable income allocated to such holders multiplied by such assumed tax rate. Payments of tax distributions are subject to there being available cash, and will be treated as an advance against, and will reduce and offset, other distributions or payments made with respect to the applicable Units.

Liquidation

Upon the liquidation or winding up of Alight Holdings, all net proceeds thereof (after satisfying any debts and liabilities of Alight Holdings as well as any tax distribution payments or Dividend Catch-Up Payments or other payments due to certain holders of Alight Holdings Units pursuant to the Alight Holdings Operating Agreement) will be distributed 100% on a pro rata basis solely among the Class A Units (other than any unvested Class A Units). For purposes of any such liquidating distribution, the Class A Units will include any Class A Units issuable in respect of any Class B Units or Class Z Units which have automatically converted into Class A Units upon a Class B Vesting Event or Class Z-A Vesting Event, as applicable, and Class C Units.

Transfer Restrictions

The Alight Holdings Operating Agreement contains restrictions on transfers of Alight Holdings Units and will require the prior consent of the managing member for such transfers, except, in each case, for (i) certain transfers to permitted transferees under certain conditions and (ii) transfers by a holder of Class C Units as permitted pursuant to the Warrant Agreement.

Exchange of Class A Units for Alight Class A Common Stock

Holders of Class A Units will each, up to once per calendar quarter (and in the case of the Blackstone Investors (as defined below)), twice per calendar quarter in the aggregate), be able to exchange all or any portion of their Class A Units, together with the cancellation of an equal number of shares of Alight Class V common stock, for a number of shares of Alight Class A common stock equal to the number of exchanged Class A Units by delivering a written notice to Alight Holdings and Alight. Notwithstanding the foregoing, Alight will be permitted, at its sole discretion, in lieu of delivering shares of Alight Class A common stock for any Class A Units surrendered for exchange, to pay an amount in cash per Class A Unit equal to the 5-day dollar volume weighted average price (“VWAP”) of Alight Class A common stock ending on the day such measurement is made.

For each Class A Unit exchanged, one share of Alight Class V common stock will be canceled and one share of Alight Class A common stock will be issued to the exchanging member. The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) of the Class A Units that is not accompanied by an identical subdivision or combination of Alight Class A common stock or by any such subdivision or combination of Alight Class A common stock that is not accompanied by an identical subdivision or combination of Alight Class A Units to the extent necessary to maintain the economic equivalency in the value surrendered for exchange and the value received. If the Alight Class A common stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging member will be entitled to receive such security, securities or other property.

Restrictions on Class A Exchanges

The Alight Board is permitted to limit the rights of holders of Class A Units to exchange their Class A Units under the Alight Holdings Operating Agreement if Alight determines in good faith that such restrictions are necessary so that Alight Holdings will not be classified as a “publicly traded partnership” under applicable tax laws and regulations.

Exchange of Class C Units

Holders of Class C Units will, from and after the expiration of the lock-up period applicable to Trasimene Capital FT, LP and Bilcar FT, LP (the “Sponsors”) under the Amended and Restated Sponsor Agreement, dated as of July 25, 2021, by and among Alight, FTAC, Tempo, the Sponsors and certain other parties thereto (the “Sponsor Agreement”) until the expiration date applicable to the “Private Placement Warrants” under the Warrant Agreement, be entitled to exchange all or any portion of their Class C Units (except for any fraction of a Class C Unit) for either an amount in cash or a number of shares of Alight Class A common stock, as determined by Alight in accordance with the Alight Holdings Operating Agreement. In the event Alight elects to settle all or a portion of a Class C Unit exchange in cash, the amount of cash to be paid in respect of a Class C Unit would be equal to (i) the Sponsors Fair Market Value (as defined in the Warrant Agreement), less (ii) the strike price applicable to the “Private Placement Warrants” under the Warrant Agreement (as may be adjusted pursuant to the Warrant Agreement), less (iii) the aggregate amount of tax distributions received in respect of a Class C Unit immediately prior to such exchange (such amount, the “Class C Cash Amount”). In the event Alight elects to settle the Class C Unit exchange in shares of Alight Class A common stock, the number of shares of Alight Class A common stock to be issued in respect of a Class C Unit would be equal to a number of shares of Alight Class A common stock (valued at the Sponsors Fair Market Value (as defined in the Warrant Agreement)) having a value equal to the Class C Cash Amount.

Expenses

Alight Holdings will reimburse all of Alight’s expenses in connection with its ownership and management of Alight Holdings and its business (other than certain expenses, such as income taxes and payment obligations under the Tax Receivable Agreement (as defined below)).

This summary is qualified in its entirety by reference to the text of the Alight Holdings Operating Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Tax Receivable Agreement

On the Closing Date, in connection with the completion of the Business Combination, Alight entered into a tax receivable agreement (the “Tax Receivable Agreement”), with FTAC, Tempo and certain of the former direct and indirect equityholders of Tempo, including the former equityholders of the Tempo Blockers (such equityholders, together, the “TRA Parties”) and Blackstone Capital Partners VII NQ L.P., as the representative of the TRA Parties (the “TRA Party Representative”).

The Tax Receivable Agreement provides for the payment by Alight to such TRA Parties of 85% of the benefits, if any, that Alight is deemed to realize (calculated using certain assumptions) as a result of (i) Alight’s direct and indirect allocable share of existing tax basis acquired in the Business Combination, (ii) increases in Alight’s allocable share of existing tax basis and tax basis adjustments that will increase the tax basis of the tangible and intangible assets of Alight Holdings as a result of the Business Combination and as a result of sales or exchanges of Alight Holdings Units for shares of Alight Class A common stock after the Business Combination and (iii) Alight’s utilization of certain tax attributes of the Tempo Blockers (including the Tempo Blockers allocable share of existing tax basis), and of certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. These increases in existing tax basis and tax basis adjustments generated over time may increase (for tax purposes) depreciation and amortization deductions and, therefore, may reduce the amount of tax that Alight would otherwise be required to pay in the future, although the IRS may challenge all or part of the validity of that tax basis, and a court could sustain such a challenge. Actual tax benefits realized by Alight may differ from tax benefits calculated under the Tax Receivable Agreement as a result of the use of certain assumptions in the Tax Receivable Agreement, including the use of an assumed weighted-average state and local income tax rate to calculate tax benefits. The payment obligation under the Tax Receivable Agreement is an obligation of Alight and not of Alight Holdings. While the amount of existing tax basis, the anticipated tax basis adjustments and the actual amount and utilization of tax attributes, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges of Alight Holdings Units for shares of Alight Class A common stock, the applicable tax rate, the price of shares of Alight Class A common stock at the time of exchanges, the extent to which such exchanges are taxable and the amount and timing of Alight’s income, Alight expects that as a result of the size of the transfers and increases in the tax basis of the tangible and intangible assets of Alight Holdings and Alight’s possible utilization of tax attributes, including existing tax basis acquired at the time of the Business Combination, the payments that Alight may make under the Tax Receivable Agreement may be substantial. The payments under the Tax Receivable Agreement are not conditioned on the exchanging holders of Alight Holdings Units or other TRA Parties continuing to hold ownership interests in Alight Holdings or Alight. To the extent payments are due to the TRA Parties under the Tax Receivable Agreement, the payments are generally required to be made within 10 business days after the tax benefit schedule (which sets forth Alight’s realized tax benefits covered by the Tax Receivable Agreement for the relevant taxable year) is finalized. Alight is required to deliver such a tax benefit schedule to the TRA Parties’ representative, for its review, within 90 calendar days after the due date (including extensions) of Alight’s federal corporate income tax return for the relevant taxable year.

This summary is qualified in its entirety by reference to the text of the Tax Receivable Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Investor Rights Agreement

In connection with the closing of the Business Combination, on July 2, 2021, Alight entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with the Sponsors, Cannae Holdings, LLC (“Cannae”) and THL FTAC LLC (collectively with the Sponsors and Cannae, and together with their affiliated transferees, the “Sponsor

Investors”), each of the funds and investment vehicles affiliated with The Blackstone Group Inc. that holds equity interests in Alight or Alight Holdings following the completion of the Business Combination (collectively and together with their affiliated transferees, the “Blackstone Investors”), New Mountain Partners IV (AIV-E) L.P. and New Mountain Partners IV (AIV-E2) L.P. (collectively, the “New Mountain Investors”), Jasmine Ventures Pte. Ltd. and Platinum Falcon B 2018 RSC Limited (collectively with the Blackstone Investors and the New Mountain Investors, and together with each of their respective affiliated transferees, the “Existing Investors”).

Designation Rights

Following the Closing Date, for so long as the Sponsor Investors beneficially own at least 50% of the aggregate outstanding number of shares of capital stock of Alight entitled to vote generally in the election of directors to the Alight Board (“Voting Securities”) held by the Sponsor Investors on the Closing Date, (i) the Sponsor Investors (through the applicable Sponsor designator under the Investor Rights Agreement) will have the right to designate three directors and Cannae (or, if Cannae is no longer party to the Investor Rights Agreement, the applicable designator for the Sponsor Investors at such time) will have the right, jointly with the Blackstone Investors, to designate one director. If the Sponsor Investors hold less than 50% of the Voting Securities held by the Sponsor Investors on the Closing Date, they will have the right to designate (1) if they collectively beneficially own at least 7.5% of the aggregate outstanding Voting Securities, three directors, (2) if they collectively beneficially own at least 6.25% (but less than 7.5%) of the aggregate outstanding Voting Securities, two directors; and (3) if the Sponsor Investors collectively beneficially own at least 2.5% (but less than 6.25%) of the aggregate outstanding Voting Securities, one director. In addition, Cannae (or, if Cannae is no longer party to the Investor Rights Agreement, the applicable designator for the Sponsor Investors at such time) will have the right, jointly with the Blackstone Investors, to designate one director, and to consent to any individual nominated for election to the Alight Board seat initially occupied by the chief executive officer of Alight, for so long as the Sponsor Investors collectively beneficially own at least 7.5% of the aggregate outstanding Voting Securities.

Additionally, following the Closing Date, for so long as the Blackstone Investors beneficially own at least 50% of the aggregate outstanding Voting Securities held by the Blackstone Investors on the Closing Date, the Blackstone Investors will have the right to designate three directors and the right to jointly with Cannae designate one director. If the Blackstone Investors collectively beneficially own less than 50% of the aggregate outstanding Voting Securities held by the Blackstone Investors on the Closing Date, the Blackstone Investors will have the right to designate (1) if the Blackstone Investors beneficially own at least 7.5% of the aggregate outstanding Voting Securities, three directors, (2) if the Blackstone Investors beneficially own at least 6.25% (but less than 7.5%) of the aggregate outstanding Voting Securities, then two directors and (3) if the Blackstone Investors beneficially own at least 2.5% (but less than 6.25%) of the aggregate outstanding Voting Securities, then the Blackstone Investors are entitled to appoint one director. In addition, for so long as the Blackstone Investors beneficially own at least 7.5% of the aggregate outstanding Voting Securities, then the Blackstone Investors will remain entitled, jointly with Cannae (or the replacement Sponsor Investor designator), to designate one director and to consent to any individual nominated for election to the Alight Board seat initially occupied by the chief executive officer of Alight.

Under the Investor Rights Agreement, any director that has been designated by the Blackstone Investors or the Sponsor Investors may only be removed with the consent of such investor, and the Blackstone Investors and Sponsor Investors (or, if applicable, the joint designator) will be entitled to appoint replacement designees in the event a vacancy is created with respect to one of their designees.

Alight has agreed to include the applicable designees in its slate of nominees for election at any stockholder meetings and to use reasonable best efforts to cause each designee to be elected. Each of the Sponsor Investors and the Existing Investors agreed with Alight that it would vote in favor of the Alight Board’s slate of nominees.

Lock-Up Period; Vesting and Transfer Restrictions

The Existing Investors have agreed not to transfer any securities of Alight or Alight Holdings (other than any securities purchased on the open market following the Closing Date) for a period of beginning on the Closing Date and ending on the earlier of (A) 180 days thereafter or (B) if the VWAP of the Company Class A common stock equals or exceeds

$12.00 per share for any 20 trading days within a consecutive 30 trading day period, 60 days thereafter. During the lock-up period, the Existing Investors will be permitted to sell up to 30 million shares of Alight Class A common stock, in the aggregate, subject to certain coordination requirements among the Existing Investors.

The parties to the Investor Rights Agreement have also agreed to certain forfeiture and vesting terms in respect of their Alight common stock that are consistent with the vesting and forfeiture provisions in the Alight Charter and the Alight Holdings Operating Agreement.

In the event that the lock-up provisions in the Sponsor Agreement are waived in a manner that is favorable to the Sponsor Investors or the lock-up in the Investor Rights Agreement is waived with respect to any of the Existing Investors, the Investor Rights Agreement provides that the lock-up provisions applicable to the Existing Investors or Sponsor Investors, as applicable, will automatically be waived on a pro rata basis. In addition, if any of the forfeiture or vesting provisions with respect to the Alight Class B common stock in the Sponsor Agreement or the Alight Charter (or the equivalent provisions regarding forfeiture or vesting of the Class B Units of Alight Holdings in the Alight Holdings Operating Agreement) are modified in a manner that is favorable to the Sponsor Investors then the corresponding modifications will automatically apply to the transfer restrictions and vesting provisions in the Investor Rights Agreement.

This summary is qualified in its entirety by reference to the text of the Investor Rights Agreement, which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, in connection with the closing of the Business Combination, Alight entered into the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of July 2, 2021, with the Sponsor Investors, the Blackstone Investors and the other Existing Investors (collectively, the “RRA Parties”).

Pursuant to the Registration Rights Agreement, Alight is required, as soon as practicable, but in any event within 30 days after the Closing Date, to file a registration statement to permit the public resale of all “Registrable Securities” (as defined in the Registration Rights Agreement) held by the RRA Parties from time to time as permitted by Rule 415 under the Securities Act. In addition, upon the demand of any such RRA Party, Alight will be required to facilitate a non-shelf registered offering of shares of Class A common stock requested by such RRA Party to be included in such offering. Any demanded non-shelf registered offering may, at Alight’s option, include shares of Class A common stock to be sold by Alight for its own account and will also include registrable shares to be sold by holders that exercise their related piggyback rights in accordance with the Registration Rights Agreement. Within 90 days after receipt of a demand for such registration, Alight will be required to use its reasonable best efforts to file a registration statement relating to such demand. In certain circumstances, the RRA Parties will be entitled to piggyback registration rights in connection with the demand of a non-shelf registered offering.

In addition, the Registration Rights Agreement will entitle the RRA Parties to demand and be included in a shelf registration when Alight is eligible to sell its shares of Class A common stock in a secondary offering on a delayed or continuous basis in accordance with Rule 415 of the Securities Act.

The Registration Rights Agreement also provides that Alight will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

This summary is qualified in its entirety by reference to the text of the Registration Rights Agreement, which is included as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

On July 6, 2021, FTAC’s units, Class A common stock and warrants ceased trading on the NYSE, and Alight’s Class A common stock and warrants to purchase Alight Class A common stock began trading on the NYSE under the symbols “ALIT” and “ALIT.WS”, respectively.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as FTAC was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, Alight, as the successor issuer to FTAC, is providing the information below that would be included in a Form 10 if Alight were to file a Form 10. Please note that the information provided below relates to Alight as the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for Alight’s business. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future performance of, and anticipated financial impact on, Alight following the Business Combination;

•	expansion plans and opportunities; and

•

other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and Alight management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of Alight and its directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing Alight’s views as of any subsequent date. Alight does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, Alight’s results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the risk that the Business Combination disrupts current plans and operations;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of Alight to grow and manage growth profitably and retain its key employees;

•	the outcome of any legal proceedings that may be instituted against Alight following the consummation of the Business Combination;

•	changes in applicable laws or regulations;

•	costs related to the Business Combination;

•	the inability of Alight to maintain the listing of Alight’s Class A Common Stock on the New York Stock Exchange;

•	the inability to develop and maintain effective internal controls;

•

the risk that Alight’s gross profit margins may be adversely impacted by a variety of factors, including variations in raw materials pricing, retail customer requirements and mix, sales velocities and required promotional support;

•	changes in consumers’ loyalty to Alight’s brands due to factors beyond Alight’s control;

•	changes in demand for Alight’s product affected by changes in consumer preferences and tastes or if Alight is unable to innovate or market its products effectively;

•

costs associated with building brand loyalty and interest in Alight’s products which may be affected by Alight’s competitors’ actions that result in Alight’s products not suitably differentiated from the products of competitors;

•	fluctuations in results of operations of Alight from quarter to quarter because of changes in promotional activities;

•	the possibility that Alight may be adversely affected by other economic, business or competitive factors; and

•	other risks and uncertainties indicated in this Current Report on Form 8-K, including those set forth under the section entitled “Risk Factors.”

Business

The business of Alight is described in the Proxy Statement/Prospectus in the section titled “Information About Alight” and that information is incorporated herein by reference.

Risk Factors

The risks associated with Alight are described in the Proxy Statement/Prospectus in the section titled “Risk Factors,” which is incorporated herein by reference.

Financial Information

Information responsive to Item 2 of Form 10 is set forth in the Proxy Statement/Prospectus in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of FTAC” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Alight”, which information is incorporated herein by reference.

Properties

The facilities of Alight are described in the Proxy Statement/Prospectus in the section titled “Information About Alight - Properties,” which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of Alight’s common stock upon the completion of the Business Combination by:

•	each person known by Alight to be the beneficial owner of more than 5% of the shares of any class of Alight’s common stock;

•	each of Alight’s named executive officers and directors; and

•	all officers and directors of Alight as a group.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of shares of Alight’s common stock immediately following completion of the Business Combination is calculated based on the following: (i) an aggregate of 446,790,011 shares of Class A Common Stock issued and outstanding immediately following the completion of the Business Combination; (ii) an aggregate of 9,980,906 shares of Alight Class B common stock issued and outstanding immediately following the Business Combination, comprised of 4,990,453 shares of Alight Class B-1 common stock and 4,990,453 shares of Alight Class B-2 common stock; (iii) 77,459,691 shares of Class V Common Stock issued and outstanding immediately following the completion of the Business Combination; and (iv) 12,900,000 shares of Alight Class Z common stock issued and outstanding immediately following the completion of the Business Combination, comprised of 5,046,819 shares of Alight Class Z-A common stock, 274,379 shares of Alight Class Z-B-1 common stock and 274,379 shares of Alight Class Z-B-2 common stock.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 4 Overlook Point, Lincolnshire, Illinois 60069.

Name and Address of Beneficial Owner	Shares of Class A Common Stock	Shares of Class V Common Stock	Percentage of Total Voting Power

Blackstone (1)	54,833,898	54,681,071	20.9%
Platinum Falcon B 2018 RSC Limited (2)	33,695,209	—	6.4%
Jasmine Ventures Pte. Ltd (3)	33,695,209	—	6.4%
New Mountain Partners (4)	11,682,932	18,644,291	5.8%
Cannae Holdings, Inc. (5)	50,234,997	—	9.5%
William P. Foley, II (6)	38,430,833	—	7.1%
Richard N. Massey (7)	148,999	—	*
Erika Meinhardt (8)	10,000	—	*
Regina M. Paolillo	—	—	—
Peter Wallace	—	—	—
David Kestnbaum	—	—	—
Daniel Henson	1,917,255	42,121	*
Stephan Scholl	3,903,895	—	*
Katie Rooney	1,865,725	69,620	*
Cathinka Wahlstrom	1,808,042	—	*
Cesar Jelvez	106,916	—	*
Gregory R. Goff	117,607	—	*
Dinesh V. Tulsiani	209,763	82,945	*
All directors and named executive officers of the Company as a group post-Business Combination (13 individuals)	48,519,035	194,686	9.0%

*	Less than 1%.

Reflects 54,733,898 shares of Class A common stock and 0 shares of Class V common stock directly held by Blackstone Capital Partners VII (IPO) NQ L.P.; 88,505 shares of Class A common stock and 48,395,456 shares of Class V common stock directly held by Blackstone Capital Partners VII NQ L.P.; 332 shares of Class A common stock and 181,572 shares of Class V common stock directly held by BCP VII SBS Holdings L.L.C.; 957 shares of Class A common stock and 523,291 shares of Class V common stock directly held by Blackstone Family Investment Partnership VII - ESC NQ L.P.; and 10,206 shares of Class A common stock and 5,580,752 shares of Class V common stock directly held by BTAS NQ Holdings L.L.C. (together, the “Blackstone Funds”).

The general partner of each of Blackstone Capital Partners VII (IPO) NQ L.P. and Blackstone Capital Partners VII NQ L.P. is Blackstone Management Associates VII NQ L.L.C., the sole member of which is BMA VII NQ L.L.C., the managing member of which is Blackstone Holdings II L.P.

The sole member of BCP VII SBS Holdings L.L.C. is Blackstone Side-by-Side Umbrella Partnership L.P., the general partner of which is Blackstone Side-by-Side Umbrella GP L.L.C., the sole member of which is Blackstone Holdings III L.P., the general partner of which is Blackstone Holdings III GP L.P., the general partner of which is Blackstone Holdings III GP Management L.L.C.

The general partner of Blackstone Family Investment Partnership VII - ESC NQ L.P. is BCP VII Side-by-Side GP NQ L.L.C., the sole member of which is Blackstone Holdings II L.P.

The managing member of BTAS NQ Holdings L.L.C. is BTAS Associates-NQ L.L.C., the managing member of which is Blackstone Holdings II L.P.

The general partner of Blackstone Holdings II L.P. is Blackstone Holdings I/II GP L.L.C. The Blackstone Group Inc. is the sole member of each of Blackstone Holdings I/II GP L.L.C. and Blackstone Holdings III GP Management L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II Preferred Stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.

Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities (other than the Blackstone Funds to the extent of their direct holdings). The address of Mr. Schwarzman and each of the other entities listed in this footnote is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.

(2)

The securities are directly held by Platinum Falcon B 2018 RSC Limited (“Platinum Falcon”), a limited liability company incorporated in the Abu Dhabi Global Market and a wholly owned subsidiary of the Abu Dhabi Investment Authority (“ADIA”), a public institution established by the Government of the Emirate of Abu Dhabi. By reason of its ownership of Platinum Falcon and pursuant to the rules and regulations of the SEC, ADIA may also be deemed to share investment and voting power over and, therefore, beneficial ownership of, the shares held directly by Platinum Falcon. The address for ADIA is 211 Corniche Street, P.O. Box 3600, Abu Dhabi, United Arab Emirates and the address for Platinum Falcon B 2018 RSC Limited is Level 26, Al Khatem Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates.

(3)

Jasmine Ventures Pte. Ltd. shares the power to vote and the power to dispose of these securities with GIC Special Investments Pte. Ltd., or GIC SI, and GIC Private Limited both of which are private limited companies incorporated in Singapore. GIC SI is wholly owned by GIC Private Limited and is the private equity investment arm of GIC Private Limited. GIC Private Limited is wholly owned by the Government of Singapore and was set up with the sole purpose of managing Singapore’s foreign reserves. The Government of Singapore disclaims beneficial ownership of these securities. The business address for Jasmine Ventures Pte. Ltd. is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.

(4)

Consists of 100,000 shares of Class A common stock and 18,644,291 shares of Class V common stock directly held by New Mountain Partners IV (AIV-E), LP and 11,582,932 shares of Class A common stock directly held by New Mountain Partners IV (AIV-E2), LP.

(5)

Consists of 40,000,000 shares of Class A common stock and 5,000,000 warrants to purchase Class A common stock held by Cannae Holdings, LLC and 5,234,997 shares of Class A common stock held by Cannae Funding, LLC, each a wholly owned subsidiary of Cannae Holdings, Inc. The business address for Cannae Holdings, Inc. is 1701 Village Center Circle, Las Vegas, Nevada 89134.

(6)

Consists of 100,000 shares of Class A common stock held by William P. Foley; 16,238,250 shares of Class A common stock and 10,593,333 Class C Units of Alight Holdings held directly by Trasimene Capital FT, LP and 6,959,250 shares of Class A common stock and 4,540,000 Class C Units of Alight Holdings held directly by Bilcar FT, LP. Trasimene Capital FT, LLC is the sole general partner of Trasimene Capital FT, LP. Trasimene Capital FT, LLC has sole voting and dispositive power over the shares of Class A common stock owned by Trasimene Capital FT, LP. Bilcar FT, LLC is the sole general partner of Bilcar FT, LP. Bilcar FT, LLC has sole voting and dispositive power over the shares of shares of Class A common stock owned by Bilcar FT, LP. William P. Foley, II is the sole member of Trasimene Capital FT, LLC and Bilcar FT, LLC and therefore may be deemed to beneficially own the shares of Class A common stock held by Trasimene Capital FT, LP and Bilcar FT, LP, respectively, and ultimately exercises voting and dispositive power over such shares. Mr. Foley disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein.

(7)	Consists of 110,000 shares of Class A common stock and 38,999 warrants to purchase Class A common stock.
(8)	Consists of shares held by a trust of which Erika Meinhardt is the trustee.

Directors and Executive Officers

Alight’s directors and executive officers upon the Closing are described in the Proxy Statement/Prospectus in the section titled “Management of the Company Following the Business Combination,” which is incorporated herein by reference.

Executive Compensation

The compensation of the directors and named executive officers of FTAC before the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Directors, Officers, Executive Compensation and Corporate Governance of FTAC Prior to the Business Combination,” which is incorporated herein by reference. The compensation of the directors and named executive officers of Tempo before the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation of Alight,” which is incorporated herein by reference

The information set forth in this Current Report on Form 8-K under Item 5.02 is incorporated in this Item 2.01 by reference.

Certain Relationships and Related Transactions, and Director Independence

The relationships and related person transactions of FTAC and Tempo and their respective subsidiaries are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions”, which is incorporated herein by reference.

Reference is made to the disclosure regarding director independence in the section of the Proxy Statement/Prospectus titled “Management of the Company Following the Business Combination-Director Independence,” which is incorporated herein by reference.

The information set forth under Item 1.01 and Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Alight adopted a formal written policy effective upon the Business Combination providing that persons meeting the definition of “Related Person” under Item 404(a) of Regulation S-K such as Alight’s executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of Alight’s voting securities and any member of the immediate family of any of the foregoing persons are not permitted to enter into a related party transaction with Alight without the approval of Alight’s audit committee, subject to the exceptions described below.

A related party transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which Alight was or is to be a participant, and in which a related party had or will have a direct or indirect material interest. Transactions involving compensation for services provided to Alight as an employee or director and certain other transactions are not covered by this policy.

Under the policy, the audit committee will review information that it deems reasonably necessary to enable Alight to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under the Code of Conduct, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement/Prospectus titled “Information About FTAC—Legal Proceedings” and “Information About Alight—Legal Proceedings,” which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

On July 6, 2021, Alight’s Class A Common Stock began trading on the NYSE under the symbol “ALIT” and its warrants began trading on the NYSE under the symbol “ALIT.WS”. Prior to the Business Combination, FTAC’s Units, Class A common stock and warrants were traded on the NYSE. FTAC did not pay any cash dividends on its common stock prior to the Business Combination, and Alight has not declared or paid any cash dividends on its common stock to date.

The Alight Board, in its sole discretion, will make any determination from time to time with respect to the use of any excess cash accumulated, which may include, among other uses, the payment of dividends. Payment of dividends, if any, following the Business Combination will be dependent upon the revenue and earnings of Alight Holdings and its subsidiaries, if any, capital requirements and the general financial condition of Alight Holdings, as Alight’s operating business.

Information regarding Alight’s common stock, the rights of stockholders and related stockholder matters are described in the Proxy Statement/Prospectus in the sections titled “Description of the Company’s Securities” and “Securities Act Restrictions on Resale of the Company’s Securities” and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The description of Alight’s securities is contained in the Proxy Statement/Prospectus in the sections titled “Description of the Company’s Securities”, “Comparison of Stockholders’ Rights” and “Proposal No. 4: The Governance Proposals,” which is incorporated herein by reference.

Indemnification of Directors and Officers

The description of the indemnification arrangements with Alight’s directors and officers contained in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions—Indemnification of Directors and Officers” is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial statements of FTAC and Tempo and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial information of FTAC and Tempo.

Item 3.02.	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Subscription Agreements

In connection with the initial execution of the Business Combination Agreement on January 25, 2021, FTAC and Alight entered into subscription agreements (collectively, the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”), pursuant to which Alight agreed to issue and sell to the PIPE Investors, and the PIPE Investors agreed to purchase, in the aggregate, 155,000,000 shares of Alight Class A common stock at a purchase price of $10.00 per share, for an aggregate purchase price of $1.55 billion (the “PIPE Investment”).

In connection with the closing of the Business Combination, on the Closing Date Alight consummated the PIPE Investment pursuant to the Subscription Agreements and issued 155,000,000 shares of Alight Class A common stock to the PIPE Investors for aggregate gross proceeds of $1.55 billion. The proceeds of the PIPE Investment were used to fund a portion of the cash consideration necessary to consummate the Business Combination as well as for the repayment of certain of Alight Holdings’ and its subsidiaries’ indebtedness, expenses and other uses.

The foregoing summary of the Subscription Agreements is qualified by reference to the complete text of the form of the Subscription Agreement, a copy of which is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Business Combination Consideration

Upon the closing of the Business Combination and pursuant to the Business Combination Agreement, Alight issued, in the aggregate, 77,459,691 shares of Alight Class V common stock, 4,990,453 shares of Alight Class B-1 common stock and 4,990,453 shares of Alight Class B-2 common stock to the holders of Tempo units and equityholders of the Tempo Blockers. The issuances were made in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

Restricted Stock Units

Reference is made to the disclosure set forth under Item 5.02 of this Current Report on Form 8-K in respect of Alight’s ability to grant restricted stock units, representing the right to receive, upon vesting and the expiration of any applicable restricted period, one share of Alight Class A common stock for each restricted stock unit or, in the sole discretion of Alight, the cash value thereof (or any combination thereof).

Item 3.03.	Material Modification to Rights of Security Holders

On the Closing Date, in connection with the closing of the Business Combination, Alight amended and restated its certificate of incorporation in the form of the Alight Charter and amended and restated its bylaws (the “Alight Bylaws”). The material terms of the Alight Charter and the Alight Bylaws and the general effect thereof upon the rights of holders of Alight’s capital stock are discussed in the Proxy Statement/Prospectus under the sections titled “Description of the Company’s Securities”, “Comparison of Stockholders’ Rights” and “Proposal No. 4—The Governance Proposals”, which are incorporated herein by reference.

Copies of the Alight Charter and Alight Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 4.01.	Change in Registrant’s Certifying Accountant

On the Closing Date, the Audit Committee of the Alight Board approved the appointment of Ernst & Young LLP (“EY”) as Alight’s independent registered public accounting firm to audit Alight’s consolidated financial statements for the year ended December 31, 2021. EY served as the independent registered public accounting firm of Tempo prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of FTAC, was informed on the Closing Date that it would be replaced by EY as Alight’s independent registered public accounting firm following its completion of FTAC’s review of the quarter ended June 30, 2021, which consists only of the accounts of the pre-Business Combination special purpose acquisition company, FTAC.

The reports of Withum on FTAC’s balance sheet as of December 31, 2020, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from March 26, 2020 (inception) through December 31, 2020, and the related notes (collectively, the “Financial Statements”) did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from March 26, 2020 (inception) through December 31, 2020 and the subsequent interim period through the date of Withum’s dismissal, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) between FTAC and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum would have caused it to make reference to the subject matter of the disagreements in its reports on FTAC’s financial statements for such periods.

During the period from March 26, 2020 (inception) through December 31, 2020 and the subsequent interim period through the date of Withum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from March 26, 2020 (inception) through December 31, 2020 and the subsequent interim period through the date of Withum’s dismissal, FTAC and Alight did not consult with EY regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of FTAC or Alight, and no written report or oral advice was provided that EY concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

Alight has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish Alight with a letter addressed to the Commission stating whether it agrees with the statements made by Alight set forth above. A copy of Withum’s letter, dated July 9, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Proposal No. 1: The Business Combination Proposal,” which is incorporated herein by reference. Further reference is made to the information contained in the Introductory Note and Item 2.01 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors and Appointment of Officers

The following persons are serving as executive officers and directors following the Closing. For information concerning Alight’s executive officers and directors, see the disclosure in the Proxy Statement/Prospectus in the sections titled “Management of the Company Following the Business Combination,” and “Certain Relationships and Related Person Transactions,” which are incorporated herein by reference.

Name	Age	Position
William P. Foley, II	76	Chairman
Stephan D. Scholl	51	Chief Executive Officer; Director
Daniel Henson	60	Director
David Kestnbaum	39	Director
Richard N. Massey	65	Director
Erika Meinhardt	62	Director
Regina M. Paolillo	62	Director
Peter Wallace	46	Director
Cathinka E. Wahlstrom	54	President & Chief Commercial Officer
Katie J. Rooney	43	Chief Financial Officer
Colin F. Brennan	46	Chief Product Strategy & Services Officer
Gregory R. Goff	50	Chief Product and Technology Officer
Cesar Jelvez	48	Chief Customer Experience Officer
Dinesh V. Tulsiani	47	Chief Strategy Officer
Ed J. Auriemma	44	Chief Operations Officer
Paulette R. Dodson	56	General Counsel & Corporate Secretary
Michael J. Rogers	40	Chief Human Resources Officer

2021 Omnibus Incentive Plan

Effective upon the Closing, Alight assumed and adopted the Alight, Inc. 2021 Omnibus Incentive Plan (the “Incentive Plan”) and reserved 92,267,687 shares of Alight Class A common stock for issuance thereunder, subject to adjustment in accordance with the terms of the Incentive Plan. The Incentive Plan, which was approved by FTAC stockholders at the special meeting of FTAC stockholders held on June 30, 2021 (the “Special Meeting”) and became effective upon the closing of the Business Combination, provides that the number of shares reserved and available for issuance under the Incentive Plan will automatically be increased on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to the least of (x) 26,922,562 shares of Alight Class A common stock, (y) 5.0% of the total number of shares of Alight Class A common stock and shares of Alight Class V common stock outstanding on the last day of the immediately preceding fiscal year, and (z) a lower number of shares of Alight Class A common stock as determined by the Alight Board.

A more complete summary of the terms of the Incentive Plan is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No. 5—The Omnibus Incentive Plan Proposal.” That summary and the foregoing description do not purport to be complete and are qualified in their entirety by reference to the text of the Incentive Plan, which is attached as Exhibit 10.7 hereto and incorporated herein by reference.

Compensatory Plans, Contracts or Arrangements

The compensatory plans, contracts and arrangements to which Alight’s named executive officers are a party or in which Alight’s named executive officers participate or may participate are set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation of Alight,” which is incorporated herein by reference.

In connection with the Business Combination, Alight implemented changes to certain components of its annual cash incentive program for fiscal year 2021 and amended the terms of certain outstanding equity awards (which awards, following the completion of the Business Combination, relate to shares of Alight common stock). Alight also anticipates granting time-vesting and performance-vesting restricted stock units of Alight to certain employees (including Alight’s named executive officers) and service providers in fiscal year 2021, which actions are described and set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation of Alight—Actions Taken in Connection with the Business Combination.”

Employee Stock Purchase Plan

Effective upon the Closing, Alight assumed and adopted the Alight, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), which was previously approved by FTAC stockholders at the Special Meeting and became effective upon the closing of the Business Combination. Effective upon the Closing, an aggregate of 13,461,281 shares of Alight Class A common stock were reserved for issuance under the ESPP, subject to adjustment pursuant to the terms of the plan. The ESPP provides that the number of shares reserved and available for issuance under the plan will automatically be increased on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to the lesser of (x) 1.0% of the total number of shares of Alight Class A common stock and shares of Alight Class V common stock outstanding on the last day of the immediately preceding fiscal year, and (y) a lower number of shares of Alight common stock as determined by the Alight Board; provided that the maximum total number of shares of Alight Class A common stock that may be issued under the ESPP is 62,000,000 shares.

A more complete summary of the terms of the ESPP is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No. 6—The Employee Stock Purchase Plan Proposal.” That summary and the foregoing description of the ESPP do not purport to be complete and are qualified in their entirety by reference to the text of the ESPP, which is attached as Exhibit 10.8 hereto and incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, FTAC and Alight ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Proposal No. 1: The Business Combination Proposal,” which is incorporated herein by reference. The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K are incorporated by reference into this Item 5.06.

Item 8.01.	Other Events

As a result of the Business Combination and by operation of Rule 12g-3(a) promulgated under the Exchange Act, Alight is a successor issuer to FTAC and, following closing of the Business Combination, is filing reports and other information with the SEC under FTAC (CIK 0001809104) and using FTAC’s SEC file number (001-39299). Alight hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Item 9.01.	Financial Statement and Exhibits.

(a) Financial statements of businesses acquired.

The consolidated financial statements of FTAC for the period from March 26, 2020 to December 31, 2020 and the related notes and report of independent registered public accounting firm are set forth in the Proxy Statement/Prospectus beginning on page F-2 and are incorporated herein by reference.

The consolidated financial statements of FTAC for the three months ended March 31, 2021 and for the period from March 26, 2020 through March 31, 2020 and the related notes are set forth in the Proxy Statement/Prospectus beginning on page F-27 and are incorporated herein by reference.

The consolidated financial statements of Tempo for the years ended December 31, 2020, 2019 and 2018, the related notes and report of independent registered public accounting firm are set forth in the Proxy Statement/Prospectus beginning on page F-47 and are incorporated herein by reference.

The consolidated financial statements of Tempo for the three months ended March 31, 2021 and 2020 and for the period from February 20, 2020 through June 30, 2020 and the related notes are set forth in the Proxy Statement/Prospectus beginning on page F-86 and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the three months ended March 31, 2021 are included as Exhibit 99.1 to this Current Report and are incorporated herein by reference.

(c) Shell company transactions.

Reference is made to Items 9.01(a) and (b) and the exhibit referred to therein, which are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

2.1†	Amended and Restated Business Combination Agreement, dated as of April 29, 2021, by and among Foley Trasimene Acquisition Corp., Alight, Inc., Tempo Holding Company, LLC and certain other parties thereto (incorporated by reference to Exhibit 2.1 of FTAC’s Current Report on Form 8-K, filed with the Commission on April 30, 2021).

3.1*	Amended and Restated Certificate of Incorporation of Alight, Inc.

3.2*	Amended and Restated Bylaws of Alight, Inc.

4.1*	Indenture, dated as of May 1, 2017 between Tempo Acquisition, LLC, as issuer, Tempo Acquisition Finance Corp., as co-issuer, and Wilmington Trust, National Association, as the trustee, transfer agent, registrar, and paying agent.

4.2*	Form of 6.750% Senior Notes due 2025 (included in Exhibit 4.1)

4.3*	First Supplemental Indenture, dated as of November 27, 2017 between Tempo Acquisition, LLC, as issuer, Tempo Acquisition Finance Corp., as co-issuer, the guarantors party thereto, and Wilmington Trust, National Association, as the trustee, transfer agent, registrar and paying agent.

4.4*	Second Supplemental Indenture, dated as of August 14, 2018 between Tempo Acquisition, LLC, as issuer, Tempo Acquisition Finance Corp., as co-issuer, the guarantors party thereto, and Wilmington Trust, National Association, as the trustee, transfer agent, registrar and paying agent.

4.5*	Third Supplemental Indenture, dated as of February 13, 2019 between Tempo Acquisition, LLC, as issuer, Tempo Acquisition Finance Corp., as co-issuer, the guarantors party thereto, and Wilmington Trust, National Association, as the trustee, transfer agent, registrar and paying agent.

4.6*	Fourth Supplemental Indenture, dated as of July 29, 2019 between Tempo Acquisition, LLC, as issuer, Tempo Acquisition Finance Corp., as co-issuer, the guarantors party thereto, and Wilmington Trust, National Association, as the trustee, transfer agent, registrar and paying agent.

4.7*	Fifth Supplemental Indenture, dated as of September 9, 2019 between Tempo Acquisition, LLC, as issuer, Tempo Acquisition Finance Corp., as co-issuer, the guarantors party thereto, and Wilmington Trust, National Association, as the trustee, transfer agent, registrar and paying agent.

4.8*	Sixth Supplemental Indenture, dated as of August 7, 2020 between Tempo Acquisition, LLC, as issuer, Tempo Acquisition Finance Corp., as co-issuer, the guarantors party thereto, and Wilmington Trust, National Association, as the trustee, transfer agent, registrar and paying agent.

4.9*	Indenture, dated as of May 7, 2020 between Tempo Acquisition, LLC, as issuer, Tempo Acquisition Finance Corp., as co-issuer, the guarantors party thereto from time to time, and Wilmington Trust National Association, as the trustee, transfer agent, registrar, paying agent and notes collateral agent.

4.10*	Form of 5.750% Senior Secured Notes due 2025 (included in Exhibit 4.9)

4.11*	First Supplemental Indenture, dated as of June 23, 2021 between Tempo Acquisition, LLC, as issuer, Tempo Acquisition Finance Corp., as co-issuer, the guarantors party thereto, and Wilmington Trust, National Association, as the trustee, transfer agent, registrar, paying agent and notes collateral agent.

4.12*	Warrant Agreement, dated May 29, 2020, between Continental Stock Transfer & Trust Company and FTAC (incorporated by reference to Exhibit 4.1 to FTAC’s Current Report on Form 8-K, filed with the Commission on June 1, 2020).

4.13*	Warrant Assumption Agreement, dated as of July 2, 2021, by and among Foley Trasimene Acquisition Corp., Alight, Inc., and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to FTAC’s Current Report on Form 8-K, filed with the SEC on July 9, 2021).

10.1*	Second Amended and Restated Limited Liability Company Agreement of Alight Holding Company, LLC, dated as of July 2, 2021, by and among Alight Holding Company, LLC, Alight, Inc., certain subsidiaries of Alight, Inc. and the other members of Alight Holding Company, LLC.

10.2*†	Tax Receivable Agreement, dated July 2, 2021, by and among Alight, Inc., Foley Trasimene Acquisition Corp., Tempo Holding Company, LLC, the TRA Parties, the TRA Party Representative and each of the other persons that become a party to the Tax Receivable Agreement from time to time.

10.3*	Investor Rights Agreement, dated as of July 2, 2021, by and among Alight, Inc., the Existing Investors and the Sponsor Investors as of the date thereof, and each of the other persons that from time to time become party thereto.

10.4*	Registration Rights Agreement, dated as of July 2, 2021, by and among Alight, Inc., the Existing Investors and the Sponsor Investors as of the date thereof, and each of the other persons that from time to time become party thereto.

10.5	Amended and Restated Sponsor Agreement, dated as of January 25, 2021, by and among Foley Trasimene Acquisition Corp., Acrobat Holdings, Inc. (n/k/a Alight, Inc.), Tempo Holding Company, LLC (n/k/a Alight Holding Company, LLC) and certain other parties thereto (incorporated by reference to Exhibit 2.1 of FTAC’s Current Report on Form 8-K, filed with the Commission on January 27, 2021).

10.6	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of FTAC’s Current Report on Form 8-K, filed with the Commission on January 27, 2021).

10.7+	Alight, Inc. 2021 Omnibus Incentive Plan

10.8+	Alight, Inc. 2021 Employee Stock Purchase Plan.

10.9	Amendment No. 5 to Credit Agreement, dated as of August 7, 2020 among Tempo Intermediate Holding Company II, LLC, Tempo Acquisition, LLC, each of the guarantors party thereto, Bank of America, N.A., as administrative agent and collateral agent for the Lenders and the Extending Revolving Credit Lenders party thereto.

16.1*	Letter of WithumSmith+Brown, PC, dated July 9, 2021.

21.1*	List of Subsidiaries of Alight, Inc.

99.1*	Unaudited Pro Forma Condensed Combined Financial Information.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

*	Filed herewith
+	Indicates a management or compensatory plan.
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alight, Inc.

Dated: July 9, 2021	By:	/s/ Paulette R. Dodson
Paulette R. Dodson
General Counsel and Corporate Secretary